UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2026

JASPER THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39138	84-2984849
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 Bridge Pkwy Suite #102 Redwood City, CA	94065
(Address of principal executive offices)	(Zip Code)

(650) 549-1400
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting Common Stock, par value $0.0001 per share	JSPR	The Nasdaq Stock Market LLC
Redeemable Warrants, each ten warrants exercisable for one share of Voting Common Stock at an exercise price of $115.00	JSPRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 - Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 16, 2026, Jasper Therapeutics, Inc., a Delaware corporation (the “Company” or “Jasper”), acquired Kira Pharmaceuticals (“Kira”), a Cayman Islands exempted company, in accordance with the terms of the Agreement and Plan of Merger, dated July 16, 2026 (the “Merger Agreement”), by and among the Company, Kira and Kira Holdco Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, Kira merged with and into Merger Sub, pursuant to which Merger Sub was the surviving corporation and became a wholly owned subsidiary of the Company (the “Merger”). The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

Under the terms of the Merger Agreement, following the closing of the Merger (the “Closing”), the Company issued to the shareholders of Kira an aggregate of (i) 5,195,009 shares (the “Merger Shares”) of voting common stock of the Company, par value $0.0001 per share (the “Common Stock”), and (ii) 4,644,977 shares of non-voting convertible preferred stock of the Company, par value $0.0001 per share (the “Preferred Stock”), each share of which is convertible into 61 shares of Common Stock, subject to certain conditions described below. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Preferred Stock are set forth in the Certificate of Designation (as defined below), the description of which is set forth in Item 5.03 of this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Pursuant to the terms of the Merger Agreement, each option to purchase Kira ordinary shares was assumed by the Company and was converted into options (the “Options”) to purchase an aggregate of 392,791 shares of Common Stock and an aggregate of 351,201 shares of Preferred Stock. In addition, pursuant to the Merger Agreement, a total of 254,462 shares of Preferred Stock were issued to the holders of Company SAFEs (as defined in the Merger Agreement).

Shares of Common Stock, options and warrants held by equityholders of Jasper immediately prior to the effective time of the Merger (the “Effective Time”) remain outstanding and unaffected by the Merger. Immediately following the consummation of the Merger but prior to giving effect to the Financing (as defined below), pre-transaction equityholders of the Company hold approximately 11.27% of the shares of Common Stock and former equityholders of Kira hold approximately 88.73% of the shares of Common Stock, in each case, calculated on a fully-diluted basis (without giving effect to any beneficial ownership limitations and assuming the conversion in full of the Preferred Stock). Following the consummation of the Financing, pre-transaction equityholders of the Company will hold approximately 6.68% of the issued and outstanding shares of Common Stock, former equityholders of Kira will hold approximately 49.86% of the issued and outstanding shares of Common Stock, and the Investors (as defined below) will hold approximately 43.46% of the issued and outstanding shares of Common Stock, in each case, calculated on a fully-diluted basis (without giving effect to any beneficial ownership limitations and assuming the conversion in full of the Preferred Stock).

Pursuant to the Merger Agreement and the Purchase Agreement (as defined below), the Company has agreed to, within 120 days following the Closing, take all action reasonably necessary to hold a stockholders’ meeting to submit the following matters to its stockholders for their consideration (i) the approval, in accordance with the rules of The Nasdaq Stock Market LLC of the conversion of the Preferred Stock issued pursuant to the Merger Agreement and to be issued pursuant to the Purchase Agreement into shares of Common Stock, (ii) the ratification of the appointment of Patrick Crutcher to the Board of Directors of the Company (the “Board”) and (iii) the approval of an amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock by an amount sufficient to permit the conversion of all Preferred Stock and PIPE Securities (as defined below) issued or reserved for issuance pursuant to the Merger Agreement and the Purchase Agreement, respectively, into Common Stock in accordance with the terms of the Certificate of Designation ((i) – (iii) collectively, the “Company Stockholder Matters”). In connection with these matters, the Company intends to file with the Securities and Exchange Commission (the “SEC”) a proxy statement and other relevant materials.

Pursuant to the Merger Agreement, promptly after the Effective Time, the Company has agreed to prepare and file with the SEC, a Registration Statement on Form S-8 to register the Common Stock (including shares of Common Stock issuable upon conversion of Preferred Stock issuable upon exercise of the Options) issuable upon exercise of the Options.

The Board unanimously approved the Merger Agreement and the related transactions, and the consummation of the Merger did not require the approval of the Company’s stockholders.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Kira. The Merger Agreement contains representations, warranties and covenants that the Company and Kira made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between the Company and Kira and may be subject to important qualifications and limitations agreed to by the Company and Kira in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or securityholders, or may have been used for the purpose of allocating risk between the Company, on the one hand, and Kira, on the other hand, rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

Support Agreements

In connection with the execution of the Merger Agreement, the directors and the officers of the Company, solely in their capacity as stockholders of the Company, and representing approximately 1% of the pre-transaction shares of Common Stock outstanding, executed support agreements in favor of the Company (the “Support Agreements”). The Support Agreements provide that, among other things, each of the parties thereto has agreed to vote or cause to be voted all of the shares of Common Stock owned by such stockholder in favor of the Company Stockholder Matters at the Company stockholders’ meeting to be held in connection therewith, subject to and in accordance with the terms of the Support Agreements.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Support Agreement, which is included as Exhibit C to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Lock-up Agreements

Concurrently and in connection with the execution of the Merger Agreement, directors and executive officers of Kira, solely in their capacity as shareholders of Kira, certain stockholders of Kira, and all of the directors and officers of the Company, solely in their capacity as stockholders of the Company, entered into lock-up agreements (the “Lock-up Agreements”) with the Company, pursuant to which each such stockholder is subject to a lockup on the sale or transfer of shares of Common Stock and Preferred Stock held by each such stockholder at the Closing for a period of 180 days after the Closing. The Lock-up Agreements also provide that such restrictions will be terminated upon the termination of such party’s employment or service as a director with the Company.

The foregoing description of the Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of the Lock-up Agreement, which is included as Exhibit B to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Contingent Value Rights Agreement

The Merger Agreement contemplates that within 30 days following the Effective Time, the Company and the Rights Agent (as defined therein) will execute and deliver a contingent value rights agreement (the “CVR Agreement”), pursuant to which each holder of Common Stock of record immediately prior to the Effective Time is entitled to one (1) contractual contingent value right (“CVR”) issued by the Company, subject to and in accordance with the terms and conditions of the CVR Agreement, for each share of Common Stock held by such holder. Each CVR shall entitle the holder thereof to receive a pro rata portion of $30.0 million (the “Milestone Payment”) if the United States Food and Drug Administration issues a Priority Review Voucher (as defined in the CVR Agreement) in connection with briquilimab (the “Milestone”) on or prior to December 31, 2028 (the “Expiration Date”). If the Milestone is achieved on or prior to the Expiration Date and the Company undergoes a Change of Control (as defined in the CVR Agreement), the Company shall pay the Milestone Payment on the earlier of (i) the date of the consummation of such Change of Control and (ii) ninety (90) days following the Monetization Event (as defined in the CVR Agreement). If the Milestone is achieved on or prior to the Expiration Date but a Monetization Event has not yet occurred on or prior to the Expiration Date, the CVRs shall continue in full force and effect and shall not expire until the Milestone Payment has been paid in full, with the Milestone Payment to be paid on the date that is ninety (90) days following the Monetization Event. The CVRs are not transferable, except in certain limited circumstances as will be provided in the CVR Agreement, will not be certificated or evidenced by any instrument, and will not be registered with the SEC or listed for trading on any exchange.

The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the CVR Agreement, which is included as Exhibit F to the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference.

Private Placement and Securities Purchase Agreement

Concurrently with the execution of the Merger Agreement, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers named therein (the “Investors”). Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of approximately 4.7 million shares of Preferred Stock (the “PIPE Securities”) for an aggregate cash purchase price of approximately $132 million (the “Financing”). Each share of Preferred Stock will be convertible into 61 shares of Common Stock, subject to certain conditions. The powers, preferences, rights, qualifications, limitations and restrictions applicable to the Preferred Stock are set forth in the Certificate of Designation (as defined below).

The closing of the Financing is expected to occur on July 20, 2026, the second business day after the date of the Merger Agreement, subject to customary closing conditions set forth in the Purchase Agreement including the accuracy of representations and warranties, compliance with covenants and the delivery of customary closing deliverables.

The foregoing summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Registration Rights Agreement

Concurrently with the execution of the Purchase Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company is required to prepare and file a resale registration statement with respect to the shares of Common Stock issuable upon conversion of the PIPE Securities with the SEC within 90 calendar days following the date of the closing of the Financing (the “Filing Deadline”). The Company shall use its reasonable best efforts to cause this registration statement to be declared effective by the SEC by the thirtieth calendar day (or, in the event the SEC reviews the registration statement, the sixtieth calendar day) following the earlier of the Filing Deadline and the date the registration statement is filed with the SEC; provided, however, that if the Company is notified by the SEC that the registration statement will not be reviewed or is no longer subject to further review and comments, the deadline shall be the fifth trading day following the date on which the Company is so notified.

The Company has also agreed to, among other things, indemnify the Investors, their officers, directors, members, employees, partners, managers, stockholders, affiliates, investment advisors and agents under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to the Company’s obligations under the Registration Rights Agreement.

The Financing is exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), promulgated thereunder, as a transaction by an issuer not involving a public offering, and Rule 506 of Regulation D. The Investors have acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends have been affixed to the securities issued in this transaction.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Mirador License Agreement

On July 13, 2026, Kira entered into a License Agreement (the “Mirador License Agreement”) with Mirador Therapeutics, Inc. (“Mirador”). Pursuant to the Mirador License Agreement, Kira granted to Mirador an exclusive, worldwide, royalty-bearing license, with the right to grant sublicenses through multiple tiers, under certain patents (“Kira Licensed Patents”) and know-how controlled by Kira, including patent rights licensed to Kira under its License Agreement with The Trustees of the University of Pennsylvania, dated June 9, 2017 (as amended), to develop, manufacture and commercialize products containing Kira’s proprietary anti-C5a antibody (designated internally as KP301) and anti-C5aR small molecule compound (designated internally as KP402) (“Kira Licensed Products”) for all uses and indications worldwide.

In consideration for the license, Mirador agreed to pay Kira an upfront payment of $12,000,000. Mirador is also obligated to pay Kira up to an aggregate of $108,500,000 in development and regulatory milestone payments and up to an aggregate of $350,000,000 in commercial, net sales-based milestone payments across all Kira Licensed Products upon the achievement of certain development, regulatory and commercial milestones. Mirador will pay tiered royalties to Kira based on annual net sales of Kira Licensed Products, ranging from low to mid-single digits. Royalties are payable, on a Kira Licensed Product-by-Kira Licensed Product and country-by-country basis, during the applicable royalty term, which commences with the first commercial sale of such Kira Licensed Product in such country and continues until the latest of (a) expiration of the last-to-expire Kira Licensed Patent claim covering the applicable Kira Licensed Product in the such country, (b) 12 years after the first commercial sale of such Kira Licensed Product in such country, and (c) expiration of regulatory exclusivity for such Kira Licensed Product in such country.

Under the Mirador License Agreement, Kira agreed, subject to certain exceptions, not to itself develop, manufacture or commercialize, or grant any third party a license with respect to, any compound, antibody or product directed to C5a or C5aR during the applicable exclusivity period.

The Mirador License Agreement continues until the expiration of the last royalty term applicable to any Kira Licensed Product in any country, unless earlier terminated. Mirador may terminate the Mirador License Agreement, in whole or with respect to a particular Kira Licensed Product or country, for convenience upon 90 days’ prior written notice to Kira, or for Kira’s uncured material breach or the occurrence of specified insolvency events of Kira. Kira may terminate the Mirador License Agreement for Mirador’s uncured material breach, for the occurrence of specified insolvency events of Mirador, or if Mirador challenges a Kira Licensed Patent. Upon certain terminations, Mirador is required to grant Kira a reversionary license, together with related regulatory approval transfer and technology transfer rights, as more fully described in the Mirador License Agreement.

The Mirador License Agreement also contains customary representations, warranties and covenants, including provisions relating to diligence, regulatory matters, reporting obligations, indemnity, limitation of liability, confidentiality and other matters.

The foregoing summary of the Mirador License Agreement does not purport to be complete and is qualified in its entirety by reference to the form of Mirador License Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

Item 2.01 - Completion of Acquisition or Disposition of Assets.

On July 16, 2026, the Company completed its acquisition of Kira. The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.02 - Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The PIPE Securities were offered and sold in transactions exempt from registration under the Securities Act, in reliance on Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder. Each of the Investors represented that it was an “accredited investor,” as defined in Regulation D, and is acquiring the PIPE Securities for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The PIPE Securities have not been registered under the Securities Act and the PIPE Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Neither this Current Report on Form 8-K nor any of the exhibits attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or Preferred Stock or any other securities of the Company.

Pursuant to the Merger Agreement, the Company issued the Merger Shares and shares of Preferred Stock. The information contained in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. Such issuances were exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder.

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors

In accordance with the Merger Agreement, on July 16, 2026, Vishal Kapoor and Scott Brun, M.D., notified the Board of their resignations, each effective immediately after the Effective Time. Neither Mr. Kapoor’s nor Dr. Brun’s resignation is a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with the resignations of Mr. Kapoor and Mr. Brun from the Board, the Board reduced the authorized number of members of the Board from eight to six, effective immediately after the Effective Time.

Appointment of Director

In accordance with the Merger Agreement, on July 16, 2026, the Board appointed Patrick Crutcher, age 41, to the Board as a Class I director, effective as of immediately after the Effective Time.

Mr. Crutcher has over 15 years’ experience establishing and building private and public biotechnology companies, with a focus on business development, precision therapeutics for rare diseases and biologics in drug development. Mr. Crutcher is currently the Founder & Chairman of AstralBio, Inc., MPN Therapeutics, Inc., ImmuneStudio, Inc. and is managing member of Chyma Bioventures LLC. He also co-founded Helicore Biopharma, Inc., an obesity company backed by Orbimed and Versant. Mr. Crutcher served as Co-Founder, CEO and director of Mach5 Therapeutics from April 2024 through the company’s acquisition by Kira in March 2026. Mr. Crutcher served as a Director of CrossBridge Bio, Inc. from March 2023 through the company’s acquisition by Eli Lilly (NYSE: LLY) for up to $300M in April 2026. Mr. Crutcher served as Co-Founder, CEO and director of AlmataBio Inc. from April 2023 through the company’s acquisition by Avalo Therapeutics Inc. (Nasdaq: AVTX) for $40M in March 2024 and as the Co-Founder, CEO and director of ValenzaBio from December 2019 through the company’s acquisition by Acelyrin (Nasdaq: SLRN) for $240M in January 2023 before their $600M IPO. Mr. Crutcher also served as Chairman and President of Ichorion Therapeutics, Inc. from July 2017 until its acquisition by Cerecor in September 2018. Mr. Crutcher received a B.S. in Mathematics from the University of Illinois and an M.S. and C.Phil. in Statistics from the University of California, Los Angeles.

Except as described in the Merger Agreement and Item 1.01 above, there are no arrangements or understandings between Mr. Crutcher and any other person pursuant to which he was appointed as a director of the Company. Mr. Crutcher is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as a director, Mr. Crutcher entered into an indemnification agreement with the Company in the same form as its standard form of indemnification agreement with its other directors.

In accordance with the Company’s Non-Employee Director Compensation Policy (the “Policy”), as a non-employee director of the Company, Mr. Crutcher is initially entitled to receive cash compensation in the amount of $40,000 per year for his service on the Board, prorated for the portion of the year on which he serves on the Board. In addition, pursuant to the Policy, on July 16, 2026, the effective date of his appointment, Mr. Crutcher was granted a one-time non-statutory stock option to purchase 15,000 shares of Common Stock, of which 25% of the total number of shares subject to the option shall vest on the one-year anniversary of the date of grant and 1/48th of the total number of shares subject to the option shall vest monthly thereafter, in each case subject to Mr. Crutcher’s continuous service to the Company through each applicable vesting date. Notwithstanding anything to the contrary in the Policy, the option grant shall be subject to the terms and conditions of the Company’s equity plan and additional terms.

Concurrently with Mr. Crutcher’s appointment to the Board, he was also appointed to the Audit Committee of the Board and the Nominating and Corporate Governance Committee of the Board.

Executive Officer

In accordance with the Merger Agreement, on July 16, 2026, the Board appointed Matthew Ros, age 60, as the Chief Operating Officer of the Company, effective as of immediately after the Effective Time. Mr. Ros will not be entering into an employment agreement with the Company in connection with his appointment as Chief Operating Officer as of the Effective Time.

Since 2019, Mr. Ros has served as a Board Member of Cogent Biosciences and has more than 37 years of experience in global pharmaceutical and early-stage biotechnology companies with a track record of raising capital in both public and private markets, building high-performing teams, and leading turnarounds and transformations that reposition companies for sustainable, long-term growth. Most recently, Mr. Ros served as the Chief Operating Officer of Verastem, Inc., a late-stage fully integrated commercial company. Prior to Verastem, Mr. Ros served as Chief Executive Officer and Director of Fore Biotherapeutics Inc., a private, early clinical-stage precision oncology company focused on recurrent central nervous system malignancies. Mr. Ros also served as Chief Strategy and Business Officer and Chief Operating Officer of Epizyme, Inc., a biopharmaceutical company, ultimately acquired by Ipsen S.A. He also held senior leadership positions at Sanofi and Genzyme, including Chief Operating Officer and Global Head of the Oncology Business Unit. Earlier in his career, Mr. Ros served in senior leadership roles at ARIAD Pharmaceuticals and Bristol-Myers Squibb. Mr. Ros received a B.S. in Business Administration from the State University of New York at Plattsburgh.

Mr. Ros has no family relationships with any of the executive officers or directors of the Company. Except as otherwise described in the Merger Agreement, there are no arrangements or understandings between Mr. Ros and any other person pursuant to which he was appointed as an executive officer of the Company. Mr. Ros is not party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with his appointment as a Chief Operating Officer, Mr. Ros entered into an indemnification agreement with the Company in the same form as its standard form of indemnification agreement with its other executive officers.

Item 5.03 - Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 16, 2026, the Company filed with the Secretary of State of the State of Delaware a Certificate of Designation of Preferences, Rights and Limitations of the Non-Voting Convertible Preferred Stock (the “Certificate of Designation”) in connection with the Merger and the Financing referenced in Item 1.01 above. The Certificate of Designation sets forth the designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the Preferred Stock.

Holders of Preferred Stock are entitled to receive dividends on shares of Preferred Stock equal (on an as-if-converted-to-Common-Stock basis) to and in the same form, and in the same manner, as dividends (other than dividends on shares of the Common Stock payable in the form of Common Stock) actually paid on shares of the Common Stock when, as and if such dividends (other than dividends payable in the form of Common Stock) are paid on shares of the Common Stock; provided, however that no holders of Preferred Stock are entitled to receive the rights distributed pursuant to the CVR, or any amounts paid under the CVR.

Except as otherwise required by law, the Preferred Stock will have no voting rights. However, as long as any shares of Preferred Stock are outstanding, the Company will not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Preferred Stock: (i) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation, amend or repeal any provision of, or add any provision to, the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or the Third Amended and Restated Bylaws of the Company, or file any articles of amendment, certificate of designations, preferences, limitations and relative rights of any series of Preferred Stock, in each case, if such action would adversely alter or change the preferences, rights, privileges or powers of, or restrictions provided for the benefit of the Preferred Stock, regardless of whether any of the foregoing actions will be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise, (ii) issue further shares of Preferred Stock or increase or decrease (other than by conversion) the number of authorized shares of Preferred Stock, (iii) prior to the Stockholder Approval (as defined in the Certificate of Designation), consummate either: (A) any Fundamental Transaction (as defined in the Certificate of Designation) or (B) any merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the stockholders of the Company immediately before such transaction do not hold at least a majority of the voting power of the capital stock of the Company immediately after such transaction in which the Company issues securities in such transaction that represent or are convertible into securities representing more than a majority of the voting power of the Company immediately before such transaction, (iv) prior to the Stockholder Approval, authorize or issue any class or series of stock that has powers, preferences or rights that are senior or pari passu to those of the Preferred Stock, (v) amend, waive or modify the Merger Agreement in any manner that would be reasonably likely to prevent, impede or materially delay the Stockholder Approval or the Automatic Conversion (as defined below) or (vi) enter into any agreement with respect to any of the foregoing.

On the third business day following the receipt of Stockholder Approval, each share of Preferred Stock shall automatically convert into a number of shares of Common Stock equal to the Conversion Ratio (as defined below) (the “Automatic Conversion”), subject to certain limitations, including that a holder of Preferred Stock is prohibited from converting shares of Preferred Stock into shares of Common Stock if, as a result of such conversion, such holder, together with its affiliates, would beneficially own more than a specified percentage (to be established by the holder between 4.9% and 19.9%) of the total number of shares of Common Stock issued and outstanding immediately after giving effect to such conversion. The “Conversion Ratio” for each share of Preferred Stock shall be 61 shares of Common Stock issuable upon the conversion of each share of Preferred Stock (corresponding to a ratio of 61:1), subject to adjustment as provided in the Certificate of Designation.

If at any time after the earlier of (i) approval of the Company Stockholder Matters or (ii) twelve months after the initial issuance of the Preferred Stock, the Company fails to deliver to the holder of the Preferred Stock shares of Common Stock underlying such shares Preferred Stock, then (other than in certain circumstances set forth in the Certificate of Designation), the Company will pay, at the request of such holder, an amount of cash by wire transfer of immediately available funds equal to the Fair Value (as defined in the Certificate of Designation) of such undelivered shares of Preferred Stock.

The foregoing description of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 - Regulation FD Disclosure.

On July 16, 2026, the Company made available the Company’s investor presentation to be used in general corporate and investor communications. A copy of the investor presentation is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 7.01 of this Current Report on Form 8-K, including the presentation attached as Exhibit 99.1 to this Current Report on Form 8-K, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 to this Current Report on Form 8-K, shall not be deemed to be incorporated by reference in the filings of the Company under the Securities Act.

Forward-Looking Statements

Except for the factual statements made herein, information contained in this Current Report on Form 8-K consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects or future events, as well as words such as “believes,” “intends,” “expects,” “plans” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements, include, but are not limited to, statements related to the Merger Agreement and the Merger, including the intended tax treatment of the Merger and any potential approval of the Company Stockholder Matters; the Company’s intent to file a Registration Statement on Form S-8; statements relating to the Financing, including the expected timing, closing and gross proceeds and the expected filing of the resale registration statement; the CVR Agreement, including any achievement of the Milestone or timing for the Milestone Payment; and statements related to the automatic conversion of the Preferred Stock, and are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. These statements are subject to a number of risks and uncertainties, and actual results may differ materially. These risks and uncertainties include, but are not limited to, the Company’s ability to consummate the Financing or realize the anticipated benefits from the transactions, including as a result of its failure to receive the approval of the Company Stockholder Matters; the Company’s ability to attract or retain key management, members of the board of directors and other personnel; the impacts of general macroeconomic and geopolitical conditions on the Company’s business and financial position; and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the SEC, including the Company’s most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. The forward-looking statements contained in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K and the Company assumes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this Current Report on Form 8-K, unless required by law.

Item 9.01 - Financial Statements and Exhibits.

(a)	Financial statements of business acquired

The financial statements required by this Item 9.01(a) are not included in this Current Report on Form 8-K. The Company intends to include such financial statements by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro forma financial information

The pro forma financial information required by this Item 9.01(b) is not included in this Current Report on Form 8-K. The Company intends to include such pro forma financial information by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(c)	Exhibits

Exhibit Number	Description
2.1†	Agreement and Plan of Merger, dated July 16, 2026, by and among Jasper Therapeutics, Inc., Kira Holdco Inc. and Kira Pharmaceuticals.
3.1	Jasper Therapeutics, Inc. Certificate of Designation of Preferences, Rights and Limitations of Non-Voting Convertible Preferred Stock.
10.1	Form of Securities Purchase Agreement, dated as of July 16, 2026, by and among Jasper Therapeutics, Inc. and each investor listed on Exhibit A thereto.
10.2	Form of Registration Rights Agreement, by and among Jasper Therapeutics, Inc. and the investors signatory thereto.
99.1	Jasper Therapeutics, Inc. Corporate Presentation, dated July 16, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended, for any schedules so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASPER THERAPEUTICS, INC.

Date: July 16, 2026	By:	/s/ Herb Cross
		Name:	Herb Cross
		Title:	Chief Financial Officer